                                                60;                                        EXHIBIT 10.2

DEED OF SETTLEMENT

BETWEEN

MAGELLAN PETROLEUM AUSTRALIA LIMITED ACN 009 728 581

MAGELLAN PETROLEUM (N.T.) PTY LTD ACN 009 718 183

PAROO PETROLEUM PTY LTD ACN 010 839 488

AND

THE COMMISSIONER OF TAXATION

OF THE COMMONWEALTH OF AUSTRALIA

■ Ernst & Young Law

Sydney Office
The Ernst & Young Building
Level 41, 680 George Street, Sydney NSW 2000  Australia
Tel  +61 2 9248 5555   Fax  +61 2 9248 5584
WWW site: http://www.ey.com.au
REF: HJA:60458530/12293168

An incorporated legal practice under the Legal Profession Act 2004

Liability Limited by a scheme approved under Professional Standards Legislation

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DEED OF SETTLEMENT

THIS DEED is made the 7th day of February, 2008.

BETWEEN:

MAGELLAN PETROLEUM AUSTRALIA LIMITED ACN 009 728 581

(‘the first taxpayer’)

AND

MAGELLAN PETROLEUM (N.T.) PTY LTD ACN 009 718 183

(‘the second taxpayer’)

AND

PAROO PETROLEUM PTY LTD ACN 010 839 488

(‘the third taxpayer’)

of

145 Eagle Street Brisbane QLD, 4000

(collectively known as the “Taxpayers”)

AND

THE COMMISSIONER OF TAXATION OF THE COMMONWEALTH OF AUSTRALIA

of

2 Constitution Ave, Canberra, ACT, 2600 (‘the Commissioner’)

CONTENTS

1. DEFINITIONS AND INTERPRETATION	4
2. OBLIGATIONS OF THE COMMISSIONER	6
3. OBLIGATIONS OF THE TAXPAYER	7
4. TAXPAYER’S WARRANTY AND ACKNOWLEDGEMENT	7
5. AUTHORITY TO SIGN	8
6. GENERAL	9
7. DEFAULT CLAUSE	10
8. NOTICES	11

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RECITALS

A.	The Commissioner and the Taxpayers are in dispute as to the deductibility of the bad debts claimed by the first and third Taxpayers in the 1997 to 2005 income years.

B.	In particular, the Commissioner and the Taxpayers are in dispute as to:

(a)	whether the amounts claimed by the first taxpayer as bad debts in the 2004 and 2005 income years are allowable under section 25-35 of the ITAA 1997;

(b)	whether the first taxpayer was carrying on a money lending business in those years;

(c)	whether the amounts claimed by the first taxpayer are allowable under section 8-1 of the ITAA 1997 in those years;

(d)
whether the losses transferred to the first and / or second taxpayers from the third taxpayer under section 80G of the ITAA 1936 and Subdivision 170-A of the ITAA 1997 in the 2003 and earlier income years are available to the extent claimed by the first and second taxpayers;

(e)	whether the amounts claimed by the third taxpayer as bad debts in the 2003 and earlier income years are allowable under paragraph 63(1)(b) of the ITAA 1936 or section 25-35 of the ITAA 1997;

(f)	whether the third taxpayer was carrying on a money lending business in those years; and

(g)	whether the amounts claimed by the third taxpayer as bad debts are allowable under subsection 51(1) of the ITAA 1936 or section 8-1 of the ITAA 1997 in those years.

C.	The parties remain in dispute as to the alleged taxation liability or entitlement of the Taxpayers.

D.               The parties nonetheless wish to settle their dispute on the following terms.

OPERATIVE PART

In consideration of the mutual promises contained in this document, the parties to this  agree as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1
In this document:
‘Bank Bill Rate’ means the 90-day Bank Accepted Bill Rate.

‘Commissioner’ means the Commissioner of Taxation of the Commonwealth of Australia and as required, his successors or assigns and any delegate or authorised representative acting on his behalf.

‘GIC’ means the General Interest Charge calculated pursuant to Division 1 of Part IIA of the TAA 1953.
‘ITAA 1936’ means the Income Tax Assessment Act 1936 (as amended).
‘ITAA 1997’ means the Income Tax Assessment Act 1997 (as amended).
‘party’ or ‘parties’ means the Taxpayers and/or the Commissioner.

‘person’ means any natural person and includes a firm, corporation, body corporate, unincorporated association or any governmental authority.
‘relevant years’ means the financial years ended 30 June 1997 to 30 June 2005.
‘SIC’ means Shortfall Interest Charge calculated pursuant to Division 280 of Schedule 1 of the TAA 1953.
‘TAA 1953’ means the Taxation Administration Act 1953 (as amended).
‘Taxpayers’ means Magellan Petroleum Australia Limited A.C.N. 009 728 581, Magellan Petroleum (N.T.) Pty Ltd A.C.N. 009 718 183 and Paroo Petroleum Pty Ltd A.C.N. 010 839 488.
‘the first taxpayer’ means Magellan Petroleum Australia Limited A.C.N. 009 728 581.
‘the second taxpayer’ means Magellan Petroleum (N.T.) Pty Ltd A.C.N. 009 718 183.
‘the third taxpayer’ means Paroo Petroleum Pty Ltd  A.C.N. 010 839 488.
‘this Deed’ means this Deed of Settlement between the Commissioner and the Taxpayers.

1.2	In this document, unless the contrary intention appears:

1.2.1.	a reference to this document means this Deed, and references to clauses and schedules are references to clauses and schedules of this Deed;

1.2.2.	any word, term or expression for which a particular or special meaning has been attributed or ascribed by the Act, shall be given that particular or special meaning in this Deed;

1.2.3.	singular includes the plural and vice versa;

1.2.4.	a reference to any one gender includes each other gender (as the case may require);

1.2.5.	a reference to a person includes a reference to that person's executors, administrators, legal personal representatives, successors and permitted assigns; and

1.2.6.	an agreement on the part of, or in favour of, two or more persons binds them or any one of them jointly and severally;

1.2.7 time is of the essence in the performance by the parties of their respective obligations under this Deed;

2.     OBLIGATIONS OF THE COMMISSIONER

2.1	The Commissioner will do the following in the order in which they appear below:

2.1.1.	issue assessments for the relevant years to each of the Taxpayers.

The adjustments to be made are as follows:

Taxpayer	Increase in Tax
First taxpayer:	3,317,551
Second taxpayer:	5,674,192
Third taxpayer:	1,349,053
Total:	10,340,796

2.1.2.	not impose any tax shortfall penalties on any of the Taxpayers for the relevant years of income.

2.1.3.
in relation to the assessments referred to in clause 2.1.1. above remit GIC and SIC in respect of each of the Taxpayers for the relevant years so that the interest charged is calculated at the Bank Bill Rate, from the date that the amended tax liabilities become due and payable, to 30 April 2007. The interest payable by the Taxpayers in respect of the assessments is as follows:

Taxpayer	Interest
First taxpayer:	656,673
Second taxpayer:	3,054,508
Third taxpayer:	590,017
Total:	4,301,198

2.2	The Commissioner has issued the assessments referred to in clause 2.1.

3.     OBLIGATIONS OF THE TAXPAYERS

The Taxpayers:-

3.1	will not object to or request an amendment or review of the assessments referred to in 2.1 above if raised on the terms set out in this Deed;
3.2	will not appeal against the Commissioner’s decision to any relevant objection;
3.3
will pay a good faith deposit of AUD $5 million to the Commissioner by 20 January 2008 such deposit monies to be applied by the Commissioner at his discretion to the liabilities of the Taxpayers referred to in clauses 2.1.1 and 2.1.3. The Commissioner confirms that a deposit of AUD $5 million was received by the Commissioner on 21 January 2008 in full satisfaction of this obligation.;

3.4
will pay to the Commissioner an amount equal to the liabilities and interest referred to in clauses 2.1.1 and 2.1.3 , reduced by any amount paid by the Taxpayers as a good faith deposit, by whichever is the later of 14 February 2008 or within 14 days of receiving the assessments;

3.5
will not seek any review of the issues agreed in this Deed, or of related decisions, under the Administrative Decisions Judicial Review Act 1977 or administrative law generally. This does not include review by the Ombudsman;

3.6	will not seek disclosure under the Freedom Of Information Act 1982 of Australian Tax Office documents in relation to issues or decisions relevant to the settlement recorded by this Deed; and
3.7	make no admissions as to liability not withstanding any provisions in this Deed.

4.     TAXPAYERS’ WARRANTY AND ACKNOWLEDGEMENT

4.1
The Taxpayers warrant that to the best of their knowledge and belief they have made a full and true disclosure of all relevant facts to the Commissioner prior to entering into this Deed and they will promptly disclose to the Commissioner any material facts which come to their knowledge after the execution of this Deed.

4.2
The Taxpayers acknowledge that, if there has not been a full and true disclosure of all relevant facts to the Commissioner as required by clause 4.1, the Commissioner may in his absolute discretion take whatever further action he considers appropriate, including, without limitation:

4.2.1.	electing that this Deed be terminated;

4.2.2.	electing that this Deed is void (as if it had never been executed) as against all parties to this Deed (except insofar as the warranties or indemnities referred to in this Deed are concerned); or

4.2.3.	rescinding, reversing or amending any of the things referred to in clause 2.

4.3	The Taxpayers acknowledge that, if they default in performing their obligations under clauses 3.4 the taxpayer will not contest any recovery steps taken by the Commissioner. The Commissioner may:

4.3.1.	obtain judgment against the Taxpayers; and

4.3.2.	cause the Taxpayers to be wound-up.

4.4	The Taxpayers acknowledge that if they default in performing their obligations under clause 3.4:

4.4.1.
the Commissioner will be entitled to take whatever action he considers is necessary to recover the full amount outstanding by the Taxpayers in relation to the relevant years including the commencement or recommencement of audits and assessments in relation to the Taxpayers, and in relation to any other associated persons or entities or;

4.4.2
    in particular, and without limiting the foregoing, the Commissioner may, at the Commissioner’s complete and unfettered discretion, and without further reference to the Taxpayers, elect either to sue the Taxpayers jointly or severally for the balance of the debts which are the subject of this Deed, on the basis of, and in the same manner as if this Deed had not been entered into, or elect to sue the Taxpayers for breach of the Taxpayers’ obligations pursuant to this Deed.

5.     AUTHORITY TO SIGN

5.1	Tax Office Authority This Deed is to be signed by either a delegate or authorised officer of the Tax Office, as follows:

5.1.1.
The person signing this Deed is Tom Rengers, Assistant Commissioner Small and Medium Enterprises and a delegate of the Commissioner, who has the power to make, enter into and execute this Deed on the Commissioner's behalf.

5.1.2.
It is acknowledged by the parties to this Deed that Tom Rengers shall have no personal liability as a result of being the authorised signatory of the Commissioner to sign this Deed and it is further acknowledged that he is the agent of the Commissioner acting within the scope of his authority.

6.     GENERAL

6.1	This Deed shall operate in respect to the matters herein and does not release the Taxpayers from their future taxation obligations.

6.2
No modification, variation or amendment of this Deed shall be of any force unless such modification, variation or amendment is in writing, expressed to be a variation of this Deed and signed by the parties.

6.3	The warranties referred to in this Deed shall survive the expiration or termination of this Deed.

6.4
Any provision of this Deed which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this Deed enforceable, unless this would materially change the intended effect of this Deed.

6.5
The parties mutually covenant and agree that they will each do all the acts and things and execute all the Deeds and documents as shall, from time to time, be reasonably required for the purpose of, and to give effect to, this Deed.

6.6	This Deed is confidential to the parties and shall not be disclosed by any of the parties, except:

6.6.1.	as is required or permitted by any law, including Australian and US federal securities and stock exchange rules and regulations;

6.6.2.	by the Taxpayers to their auditors, bankers, tax advisers or legal advisers; and

6.6.3.	by the Commissioner to his legal advisers.

6.7
This Deed constitutes the entire agreement and undertaking between the parties in relation to the subject matter, and supersedes any previous Deeds, agreements, arrangements, and undertakings between them.

6.8
Provided that the amended tax liabilities as set out in 2.1 above are paid by the dates specified in accordance with clause 3.4 above, the parties agree that this Deed constitutes a complete release and extinguishment of the Taxpayers’ liability with regard to the assessments, and related matters.

6.9	This Deed shall be construed and governed in accordance with the laws in force in Queensland and shall take effect between the parties from the date this Deed is signed or executed.
6.10
All parties acknowledge that this Deed is not to be considered a general precedent but applies only to the parties mentioned, and only on the merits of the case and for the years covered by the settlement.

7.     DEFAULT CLAUSE

7.1
Any party to this Deed who becomes aware of a breach of any of the terms of the settlement contained herein (other than a breach of clause 3.4 ), may serve a written notice on the defaulting party specifying the breach and requiring that it be rectified.

7.2	Any defaulting party to this Deed who has received written notification under clause 7.1 above, has fourteen (14) days to rectify the breach.
7.3
If the defaulting party fails to rectify the breach within the time required by clause 7.2, the non-defaulting party may, without further notice to the defaulting party, take whatever action is necessary (including injunctive or other relief) to require the defaulting party to rectify the breach.

7.4
 For the purposes of this Deed, an event of default occurs if:
7.4.1  payment is not made to the Commissioner by the time stipulated in clause 3.4 hereof unless the Commissioner grants an extension of time; or
7.4.2  the Taxpayers stop or threaten to stop payment to the Commissioner; or
7.4.3 this Deed is or becomes wholly or partly void, voidable or unenforceable or is claimed to be so by either party or anyone on their behalf; or
7.4.4  the Taxpayers do not observe any obligation under this Deed.

7.5
If the Taxpayers default in payment, pursuant to clause 3.4, then the balance of the amount owing in respect of the tax related liabilities for the relevant years shall become immediately due and payable and the Commissioner will be entitled to sue for the balance of the tax related liabilities which are the subject of this Deed on the basis and in the same manner as if this agreement had not been entered into.

8.     NOTICES

8.1	Any notice, request or other communication to be given or served pursuant to this Deed shall be in writing and dealt with as follows:

8.1.1.	if given by the Taxpayers (or any of them) to the Commissioner – addressed and forwarded to the Commissioner for the attention of:

Geoff Williams
28 Macgregor Street
Upper Mount Gravatt
QLD 4122

at the address set out above or as otherwise notified by the Commissioner.

8.1.2.	if given by the Commissioner to the Taxpayers (or any of them) – signed by the Commissioner and forwarded to the Taxpayers (or any of them) at the address indicated at the commencement of this Deed.

8.2	Any such notice, request or other communication shall be delivered by hand or sent by pre-paid security post, facsimile or e-mail, to the address of the party to which it is sent.
8.3	Any notice, request or other communication will be deemed to be received:

8.3.1.	if delivered personally, on the date of delivery;

8.3.2.	if sent by prepaid security post, upon the expiration of 2 business days after the date on which it was sent; and

8.3.3.	if transmitted electronically, upon receipt by the sender of an acknowledgment that the communication has been properly transmitted to the recipient.

EXECUTED BY THE PARTIES AS A DEED

Signed, sealed and delivered by	)
Magellan Petroleum Australia Limited	)
ACN 009 728 581)

As permitted under the Corporations Act (CA) 2001)
)
)
/s/ Bruce McInnes Secretary/Director		/s/ Robert J. Mollah Director
Bruce McInnes Print name		Robert J. Mollah Print name

Signed, sealed and delivered by
Magellan Petroleum (N.T.) Pty Ltd	)
ACN 009 718 183)

As permitted under the Corporations Act (CA) 2001)
)
/s/ Bruce McInnes Secretary/Director		/s/ Thomas Gwynn Davies Director

Bruce McInnes Print name		Thomas Gwynn Davies Print name

Signed, sealed and delivered by	)
Paroo Petroleum Pty Ltd	)
ACN 010 839 488)

As permitted under the Corporations Act (CA) 2001)
)
/s/ Bruce McInnes Secretary/Director		/s/ Thomas Gwynn Davies Director

Bruce McInnes Print name		Thomas Gwynn Davies Print name
SIGNED for and on behalf of the Commissioner of Taxation by Tom Rengers, Assistant Commissioner Small and Medium Enterprises in the presence of
/s/ Robert Zuanetti Signature of witness	/s/ Thomas Rengers Signature of authorised officer
Robert Zuanetti Name of witness	Thomas Rengers Name of authorised officer

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